UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

HOSTESS BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Armour Boulevard Kansas City, Missouri	64111
(Address of principal executive offices)	(Zip Code)

(816) 701-4600

(Registrant’s telephone number, including area code)

Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 4, 2016 (the “Closing Date”), the registrant consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Master Transaction Agreement (the “Master Transaction Agreement”), by and among the registrant, Homer Merger Sub, Inc., a Delaware corporation which was a wholly-owned subsidiary of the registrant at the time of the mergers described below (“Company Merger Sub”), AP Hostess Holdings, L.P., a Delaware limited partnership (“AP Hostess LP”) affiliated with Apollo Global Management, LLC, a Delaware limited liability company (“Apollo”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess CDM Co-Invest”) controlled by Mr. C. Dean Metropoulos (“Mr. Metropoulos”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”) controlled by Mr. Metropoulos, and AP Hostess LP, in its capacity as the sellers’ representative thereunder, which provided for: (i) the mergers of: (A) Hostess Management, LLC, a Delaware limited liability company owned, directly or indirectly, by certain of the Selling Equityholders (as defined below) and certain members of Hostess’ management, with and into Hostess Holdings, L.P., a Delaware limited partnership owned, directly or indirectly, by certain of the Selling Equityholders (“Hostess Holdings”), with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, Inc., a Delaware corporation (“AP Hostess Holdings”) and wholly- owned subsidiary of AP Hostess LP, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the registrant, with the registrant continuing as the surviving entity; and (ii) the purchase by the registrant of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders. AP Hostess LP, Hostess CDM Co-Invest and CDM Hostess are collectively referred to herein as the “Selling Equityholders” and CDM Hostess, Hostess CDM Co-Invest and Mr. Metropoulos are collectively referred to herein as the “CDM Holders.”

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.” Unless the context otherwise requires, “we,” “us,” “our,” “Hostess Brands” and the “Company” refer to the combined company and its subsidiaries, including Hostess and its subsidiaries. “Gores Holdings” refers to the registrant prior to the Closing, and “Hostess,” the “Hostess Business” or “Hostess before the Business Combination” refers to the Hostess business before it became a wholly- owned subsidiary of the Company upon the Closing.

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On November 4, 2016, in connection with the Closing, the Company, Hostess CDM Co-Invest and CDM Hostess entered into that certain Contribution and Purchase Agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, (i) Hostess CDM Co-Invest sold certain limited partnership interests in Hostess Holdings to the Company in exchange for Hostess CDM Co-Invest’s pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, (ii) CDM Hostess sold certain limited partnership interests in Hostess Holdings to the Company in exchange for CDM Hostess’ pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, and (iii) Hostess CDM Co-Invest contributed all of its Class C general partner interests in Hostess Holdings GP, LLC, a Delaware limited liability company and the general partner of Hostess Holdings, to the Company in exchange for (x) approximately 22,098,139 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Stock”), plus approximately 5,446,429 rollover shares of Class B Stock, as set forth in the Master Transaction Agreement, less certain shares of Class B Stock to be held in escrow, and (y) approximately 2,326,120 shares of Class B Stock, less certain shares of Class B Stock to be held in escrow, as set forth in the Master Transaction Agreement, which Hostess CDM Co-Invest directed the Company to issue and deliver to CDM Hostess.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Contribution Agreement, which is attached hereto as Exhibit 10.20 and is incorporated herein by reference.

Exchange Agreement

On November 4, 2016, in connection with the Closing, the Company, the CDM Holders and Hostess Holdings entered into that certain Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the CDM Holders and such other holders of Class B Units of Hostess Holdings (the “Class B Units”) from time to time party thereto are entitled to exchange Class B Units, and surrender shares of the Company’s Class B Stock for cancellation, in exchange for, at the option of the Company, a number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), or the cash equivalent of such shares.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, which is attached hereto as Exhibit 10.19 and is incorporated herein by reference.

Tax Receivable Agreement

On November 4, 2016, in connection with the Closing, the Company, the Selling Equityholders and Mr. Metropoulos entered into that certain Tax Receivable Agreement (the “Tax Receivable Agreement”). The Tax Receivable Agreement generally provides for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing (which periods may extend, unless the Tax Receivable Agreement is terminated early in accordance with its terms, for more than 15 years following any exchange of Class B Units of Hostess Holdings for shares of the Company’s Class A Stock or the cash equivalent thereof) as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to the Selling Equityholders in accordance with specified percentages, regardless of the source of the applicable tax attribute.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, which is attached hereto as Exhibit 10.15 and is incorporated herein by reference.

Registration Rights Agreement

On November 4, 2016, in connection with the Closing, the Company entered into that certain Amended and Restated Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with Gores Sponsor LLC, a Delaware limited liability company (our “Sponsor”), the Selling Equityholders, Mr. Metropoulos and Mr. Randall Bort, Mr. William Patton and Mr. Jeffery Rea (the Company’s independent directors prior to the Business Combination). Our Sponsor, the Selling Equityholders and Messrs. Metropoulos, Bort, Patton and Rea are collectively referred to herein as the “Restricted Stockholders.” Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders are bound by restrictions on the transfer of their shares of Class A Stock, Class B Stock and other securities of the Company and its subsidiaries until the later of (i) six months following the date of the Registration Rights Agreement, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Stock issued pursuant to the subscription agreements entered into in connection with the Business Combination has been filed with the Securities and Exchange Commission (the “SEC”) and declared effective and (B) 270 days after the closing of the transactions contemplated by the Master Transaction Agreement, except for transfers as bona fide gifts, to a trust, to wholly owned subsidiaries or other equity holders (in the case of entities), pursuant to any acquisition or sale involving the Company, pursuant to an indemnity transfer, or with the prior written consent of the Company and each Restricted Stockholder or his, her or its permitted transferee.

Pursuant to the Registration Rights Agreement, the Restricted Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders are each entitled to participate in six demand registrations, and also have certain “piggyback” registration rights with respect to registration statements filed by the Company.

In addition, the Registration Rights Agreement provides that our Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffery Rea (the Company’s independent directors prior to the Business Combination) will vote all of their shares of Class A Stock in favor of the election to our board of directors (the “Board”) of Mr. Metropoulos (or his designees for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement (as defined and further described below)).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.21 and is incorporated herein by reference.

Executive Chairman Arrangement

Pursuant to the terms of that certain Executive Chairman Employment Agreement, dated as of July 28, 2016 (the “Executive Chairman Employment Agreement”), Hostess will employ Mr. Metropoulos as the Executive Chairman of certain subsidiaries of Hostess, effective as of the Closing and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Employment Agreement provides that Mr. Metropoulos will receive an annual base salary of $30,000 as well as a one-time issuance of 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock), which units and shares will be subject to a one-year holding period subject to certain exceptions. Mr. Metropoulos is also entitled to (i) participate in any of Hostess’ employee benefit plans, (ii) continued access to and use of the automobile currently being provided to him by Hostess, and (iii) reimbursement of up to $25,000 per month for the cost of business travel using his personal aircraft consistent with past practice. Subject to his continued employment through December 31, 2018, Mr. Metropoulos will be entitled to shares of Class A Stock (or, upon his written request, an equivalent number of shares of Class B Stock and Class B Units) upon achievement of earn-out targets for the 2018 fiscal year, as specified in the Executive Chairman Employment Agreement. The Executive Chairman Employment Agreement supersedes all prior agreements between Mr. Metropoulos and Hostess regarding compensation for Mr. Metropoulos’ services to Hostess that are in effect immediately prior to the consummation of the Business Combination.

Pursuant to the terms of the Executive Chairman Agreement, dated as of July 28, 2016 (the “Executive Chairman Director Agreement”), Mr. Metropoulos will serve as the Executive Chairman of the Board, effective as of the Closing and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Director Agreement provides that, for so long as the CDM Holders in the aggregate hold at least 7.5% of the capital stock of the Company on a fully diluted basis, Mr. Metropoulos will have the right to designate one member for election to the Board, which designee will be Mr. Metropoulos himself so long as he is employed as the Executive Chairman of the Board.

The foregoing descriptions of the Executive Chairman Employment Agreement and Executive Chairman Director Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Executive Chairman Employment Agreement and Executive Chairman Director Agreement, which are attached hereto as Exhibit 10.22 and 10.23, respectively, and are incorporated herein by reference.

Incentive Plan

Our Board approved the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Incentive Plan”) on July 26, 2016, and stockholders of Gores Holdings, Inc. approved the Incentive Plan at the Special Meeting (as defined below). The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders post-Business Combination by providing long-term incentive compensation opportunities tied to the performance of the Company and its Class A Stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Incentive Plan, which is attached hereto as Exhibit 10.28 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On November 3, 2016, the Business Combination was approved by the Company’s stockholders at the Special Meeting in Lieu of 2016 Annual Meeting of Gores Holdings, Inc. Stockholders (the “Special Meeting”).

Pursuant to the terms of the Master Transaction Agreement, the aggregate purchase price for the Business Combination and related transactions was approximately $2.2 billion. The consideration paid to the Selling Equityholders consisted of a combination of cash and stock consideration. The aggregate cash consideration paid to the Selling Equityholders was approximately $446.4 million, consisting of (i) approximately $375.5 million of cash available to us from the Company’s trust account that holds the proceeds from the Company’s initial public offering (the “Trust Account”), after giving effect to taxes payable, plus (ii) gross proceeds of approximately $298.3 million from the Company’s private placement of approximately 32,678,578 shares of Class A Stock (the “Private Placement”) with a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), less (iii) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of the Company’s initial public offering, less (iv) certain payments to Hostess management under the Hostess Brands Long Term Incentive Plan, less (v) approximately $170.1 million that will be used to repay a portion of the existing indebtedness of Hostess. The remainder of the consideration paid to the Selling Equityholders consisted of stock consideration (“Stock Consideration”), including 22,098,139 newly issued shares of publicly-traded Class A Stock and 29,870,688 shares of Class B Stock, which includes 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess. In addition, Mr. Metropoulos received 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock) pursuant to the Executive Chairman Employment Agreement.

The foregoing consideration paid to the Selling Equityholders and Mr. Metropoulos may be further increased by amounts payable under the Tax Receivable Agreement, and amounts payable as earn-out shares of Class A Stock or Class B Stock and an equivalent number of Class B Units, as applicable. AP Hostess LP received shares of Class A Stock, and the CDM Holders received shares of Class B Stock and hold an equivalent number of Class B Units. The Class B Units (including the Class B Units issued to Mr. Metropoulos under the Executive Chairman Employment Agreement) may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the election of the Company, shares of Class A Stock or the cash equivalent of such shares, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the shares of the Company’s Class F Common Stock, par value $0.0001 per share (“Class F Stock”), held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining shares of Class F Stock were automatically converted into shares of Class A Stock on a one-for-one basis at the Closing and will continue to be subject to the transfer restrictions applicable to such shares of Class F Stock.

The material terms and conditions of the Master Transaction Agreement are described on pages 141 to 154 of the Company’s definitive proxy statement filed with the SEC on October 21, 2016 (the “Proxy Statement”) in the section entitled “Proposal No. 1 – Approval of the Business Combination – The Master Transaction Agreement,” which is incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for our products;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the inability to obtain or maintain the listing of the post-combination company’s Class A Stock on the NASDAQ Capital Market following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Hostess and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to launch new Hostess products or to profitably expand into new markets;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the Proxy Statement beginning on page 65 of the Proxy Statement, which is incorporated herein by reference.

Business

The business of Hostess prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About Hostess” beginning on page 264 of the Proxy Statement, which is incorporated herein by reference. The business of Gores Holdings prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About the Company” beginning on page 244 of the Proxy Statement, which is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 65 of the Proxy Statement, which is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The following table contains summary historical consolidated financial and other data for Hostess Holdings for the twelve months ended September 30, 2016, the nine months ended September 30, 2016 and September 30, 2015 and for the years ended December 31, 2015, December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013. Such data as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015 and December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013 have been derived from the audited consolidated financial statements of Hostess Holdings included or incorporated by reference elsewhere in this Current Report on Form 8-K. Such data as of September 30, 2016 and for the nine months ended September 30, 2016 and September 30, 2015 have been derived from the unaudited consolidated financial statements of Hostess Holdings included or incorporated by reference elsewhere in this Current Report on Form 8-K. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The data for the twelve months ended September 30, 2016, which are unaudited, have been calculated by adding the nine months ended September 30, 2016 to the year ended December 31, 2015, and subtracting the nine months ended September 30, 2015. This presentation is not in accordance with U.S. GAAP. Hostess believes this presentation provides useful information to investors regarding Hostess Holdings’ recent financial performance. The information below is only a summary and should be read in conjunction with the information included or incorporated by reference elsewhere in this Current Report on Form 8-K under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Hostess Holdings’ audited consolidated financial statements and unaudited interim condensed consolidated financial statements and the related notes included or incorporated by reference elsewhere in this Current Report on Form 8-K.

The historical financial statements of Hostess Holdings have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess Holdings. The Selling Equityholders entities are not permitted to consolidate Hostess Holdings under GAAP. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

Statement of Operations Data

The following table sets forth Hostess Holdings’ net revenues, operating costs and expenses attributable to Hostess Holdings’ operations:

(In thousands)	Twelve Months Ended September 30, 2016	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$695,784	$548,758	$473,789	$620,815	$554,695	$237,418
Cost of goods sold	395,427	309,461	269,997	355,963	320,763	145,498
Special employee incentive compensation(1)	—	—	2,649	2,649	—	—

Gross profit	300,357	239,297	201,143	262,203	233,932	91,920

Advertising and marketing	34,395	27,529	25,101	31,967	32,197	19,354
Selling expenses	29,876	23,175	22,783	29,484	25,664	10,544
General and administrative	38,951	31,442	24,250	31,759	32,894	21,624

Amortization of customer relationships	1,159	1,003	467	623	851	226
Special employee incentive compensation(1)	—	—	1,274	1,274	—	—
Impairment of property and equipment	8,050	7,300	1,950	2,700	13,241	—
Acquisition and bakery start-up costs(2)	—	—	—	—	—	14,029
Loss on sale/abandonment of property and equipment and bakery shutdown costs(3)	3,617	440	1,005	4,182	5,150	—
Related party expenses	4,038	3,432	3,700	4,306	4,468	2,813

Total operating costs and expenses	120,086	94,321	80,530	106,295	114,465	68,590

Operating income	180,271	144,976	120,613	155,908	119,467	23,330
Other expense:
Interest expense, net	71,953	53,748	31,806	50,011	37,447	27,766
Loss on debt extinguishment(4)	—	—	25,880	25,880	—	—
Other (income) expense(5)	9,348	9,411	(8,680)	(8,743)	556	1,158

Total other expense	81,301	63,159	49,006	67,148	38,003	28,924

Income (loss) before taxes	98,970	81,817	71,607	88,760	81,464	(5,594)
Income tax provision	294	294	—	—	—	—

Net income (loss)	98,676	81,523	71,607	88,760	81,464	(5,594)

Less: Net income attributable to the non-controlling interest	5,037	4,110	3,580	4,507	4,267	—

Net income (loss) attributable to Hostess Holdings, L.P.	$93,639	$77,413	$68,027	$84,253	$77,197	$(5,594)

Statement of Cash Flows Data

The following table sets forth selected elements of Hostess Holdings’ Consolidated Statements of Cash Flows:

(In thousands)	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$89,513	$112,377	$132,972	$108,329	$(29,672)
Net cash provided by (used in) investing activities	(71,653)	21,080	17,880	(91,393)	(422,498)
Net cash provided by (used in) financing activities	(18,113)	(293,709)	(296,002)	(9,769)	654,626

Balance Sheet Data (at period end)

The following table sets forth selected attributes of Hostess Holdings’ Consolidated Balance Sheets:

(In thousands)	September 30, 2016	December 31, 2015	December 31, 2014
	(Unaudited)
Cash and cash equivalents	$64,220	$64,473	$209,623
Property and equipment, net	147,025	128,078	112,732
Total assets	710,666	613,871	765,494
Long-term debt and capital lease obligation	1,189,542	1,193,667	473,175
Total liabilities and partners’ equity	710,666	613,871	765,494

Other Financial Data

The following table sets forth Adjusted EBITDA(6):

(In thousands)	Twelve Months Ended September 30, 2016	Nine Months Ended June 30, 2016	Nine Months Ended June 30, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$204,476	$162,459	$135,913	$177,930	$145,343	$40,285

(1)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

(2)

In April 2013, Hostess Holdings began the process of bringing four of its acquired bakeries into operation and completed this process in July 2013. For the period from inception through December 31, 2013, Hostess Holding incurred bakery start-up costs totaling $6.7 million, including repairs, materials and supplies, labor costs, and ingredients used in testing, and acquisition-related costs of approximately $7.3 million.

(3)

For the nine months ended September 30, 2016, Hostess Holdings incurred a loss on sale/abandonment of property and equipment and bakery shutdown costs of $0.4 million, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. For the nine months ended September 30, 2015, Hostess Holdings incurred bakery shutdown costs of $1.0 million associated with the closure and relocation of assets. For the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, for the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) Act payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million for the years ended December 31, 2015 and December 31, 2014, respectively.

(4)

For the nine months ended September 30, 2015, Hostess Holdings recorded a loss on extinguishment of Hostess Holdings’ original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million. For the year ended December 31, 2015, Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original term loan dated April 9, 2013 of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million.

(5)

For the nine months ended September 30, 2016, other expense of $9.4 million primarily consisted of legal and professional fees related to Hostess Holdings’ business combination agreement with Gores Holdings, Inc., transaction costs attributable to the acquisition of Superior, and the pursuit of a potential acquisition that has since been abandoned. Other income for the nine months ended September 30, 2015, primarily consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East. For the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. For the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(6)

Adjusted EBITDA is a non-GAAP financial measure commonly used in Hostess Holdings’ industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Hostess Holdings has included Adjusted EBITDA because it believe it provides management and investors with additional information to measure Hostess Holdings’ performance and liquidity, estimate Hostess Holdings’ value and evaluate Hostess Holdings’ ability to service debt.

Hostess Holdings defines Adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization and (iii) as further adjusted to eliminate the impact of certain items that Hostess Holdings does not consider indicative of its ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons Hostess Holdings considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future Hostess Holdings may incur expenses that are the same as or similar to some of the adjustments set forth below. Hostess Holdings’ presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Hostess Holdings’ results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect Hostess Holdings’ capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, Hostess Holdings’ working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on Hostess Holdings’ debt; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

Hostess Holdings’ presentation of Adjusted EBITDA does not exclude related party expenses associated with its employment agreement with Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman. The amounts of such related party expenses were: $4.0 million for the twelve months ended September 30, 2016, $3.4 million for the nine months ended September 30, 2016, $3.7 million for the nine months ended September 30, 2015, $4.3 million for the year ended December 31, 2015, $4.5 million for the year ended December 31, 2014 and $2.8 million for February 6, 2013 (Inception) through December 31, 2013. Following completion of the Business Combination, these expenses will be approximately $0.3 million annually.

The following table sets forth Hostess Holdings’ reconciliation of Adjusted EBITDA (unaudited):

(In thousands)	Twelve Months Ended September 30, 2016	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Net income (loss)	$98,676	$81,523	$71,607	$88,760	$81,464	$(5,594)

Plus non-GAAP adjustments:
Income tax provision	294	294	—	—	—	—
Interest expense, net	71,953	53,748	31,806	50,011	37,447	27,766
Loss on debt extinguishment(i)	—	—	25,880	25,880	—	—
Depreciation and amortization	11,732	9,054	7,158	9,836	7,113	2,611
Unit-based compensation	806	689	1,264	1,381	372	315
Acquisition and bakery start-up costs	—	—	—	—	—	14,029
Other (income) expense(ii)	9,348	9,411	(8,680)	(8,743)	556	1,158
Impairment of property and equipment	8,050	7,300	1,950	2,700	13,241	—
Loss on sale/abandonment of property and equipment and bakery shutdown costs(iii)	3,617	440	1,005	4,182	5,150	—
Special employee incentive compensation(iv)	—	—	3,923	3,923	—	—

Adjusted EBITDA	$204,476	$162,459	$135,913	$177,930	$145,343	$40,285

(i)

For the nine months ended September 30, 2015, Hostess Holdings recorded a loss on a partial extinguishment of Hostess Holdings’ original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million. For the year ended December 31, 2015, Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million.

(ii)

For the nine months ended September 30, 2016, other expense of $9.4 million primarily consisted of legal and professional fees related to Hostess Holdings’ business combination agreement with Gores Holdings, Inc., transaction costs attributable to the acquisition of Superior, and the pursuit of a potential acquisition that has since been abandoned. Other income for the nine months ended September 30, 2015, primarily consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East. For the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. For the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(iii)

For the nine months ended September 30, 2016, Hostess Holdings incurred a loss on sale/abandonment of property and equipment and bakery shutdown costs of $0.4 million, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. For the nine months ended September 30, 2015, Hostess Holdings incurred bakery shutdown costs of $1.0 million associated with the closure and relocation of assets. For the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, for the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) Act payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million for the years ended December 31, 2015 and December 31, 2014, respectively.

(iv)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

Selected Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information set forth in the section of the Proxy Statement entitled “Hostess’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 280 of the Proxy Statement and the information set forth in the section of Exhibit 99.1 to this Current Report on Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Properties

The Company’s principal executive office is located at 1 East Armour Boulevard, Kansas City, Missouri 64111. Our principal operating locations are described in the Proxy Statement in the section entitled “Information About Hostess – Properties” on page 275 of the Proxy Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company as of the Closing Date by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our executive officers and directors that beneficially own shares of our common stock; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Class A Stock or Class B Stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days, as well as shares of Class A Stock issuable upon exchange of shares of Class B Stock are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof. Accordingly, the percentage of class and percentage of total voting power of some beneficial owners may be lower than the percentage of class and percentage of total voting power of some other beneficial owners for whom a higher number of shares beneficially owned is reported.

The beneficial ownership of the common stock of the Company is based on 129,955,905 shares of common stock of the Company issued and outstanding as of the Closing Date, which calculation includes all shares of Class A Stock and Class B Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock or common stock beneficially owned by them.

	Class A Stock			Class B Stock
Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Class	% of Total Voting Power	Number of Shares	Percentage of Class	% of Total Voting Power
Gores Sponsor LLC(2)	22,324,732	21.0%	16.1%	—	—	—
Alec Gores(2)	22,324,732	21.0%	16.1%	—	—	—
The Northwestern Mutual Life Insurance Company(3)	8,169,644	8.4%	6.3%	—	—	—
AP Hostess LP(4)	22,098,139	22.6%	17.0%	—	—	—
Hostess CDM Co-Invest(5)	27,544,567	22.0%	21.2%	27,544,567	85.1%	21.2%
CDM Hostess(5)	2,326,120	2.3%	1.8%	2,326,120	7.2%	1.8%
C. Dean Metropoulos(6)	33,866,687	26.0%	26.0%	32,366,687	100%	24.9%
Andrew Jhawar	—	—	—	—	—	—
Mark R. Stone	155,358	*	*	—	—	—
Laurence Bodner	—	—	—	—	—	—
Neil P. DeFeo	—	—	—	—	—	—
Jerry D. Kaminski	—	—	—	—	—	—
Craig D. Steeneck	—	—	—	—	—	—
William Toler	—	—	—	—	—	—
Thomas Peterson	—	—	—	—	—	—
Michael Cramer	—	—	—	—	—	—
Andrew Jacobs	—	—	—	—	—	—
Stuart Wilcox	—	—	—	—	—	—
Burke Raine	—	—	—	—	—	—
Jolyn Sebree	—	—	—	—	—	—
All directors and executive officers as a group (14 individuals)	34,022,045	26.2%	26.2%	32,366,687	100%	24.9%

*	Less than one percent.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 1 East Armour Boulevard, Kansas City, Missouri 64111.

(2)

Represents shares held by Gores Sponsor LLC, which is controlled indirectly by Mr. Alec Gores and Mr. Tom Gores. Includes 8,500,000 shares of Class A Stock issuable upon exercise of warrants held thereby. Each of Alec and Tom Gores may be deemed to beneficially own the shares of Class A Stock held by our Sponsor and jointly exercises voting and dispositive power of the securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made jointly by Alec and Tom Gores. Each of Alec and Tom Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of Gores Sponsor LLC, Alec Gores and Tom Gores is 9800 Wilshire Blvd., Beverly Hills, California 90212.

(3)

Consists of (i) 7,556,920 shares of Class A Stock held directly by The Northwestern Mutual Life Insurance Company, (ii) 326,786 shares of Class A Stock held by The Northwestern Mutual Strategic Equity Fund IV, LP, of which The Northwestern Mutual Life Insurance Company may be deemed to have beneficial ownership as a result of its control thereof and (iii) 285,938 shares of Class A stock held by The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, of which The Northwestern Mutual Life Insurance Company may be deemed to have beneficial ownership as a result of its control thereof. The business address of The Northwestern Mutual Life Insurance Company is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(4)

The shares are held of record by AP Hostess Holdings, L.P. (“APHH”). AP Hostess Holdings GP, LLC (“APHHGP”) is the general partner of APHH. Apollo Management VII (“Management VII”) is a private equity fund investment adviser registered with the SEC as an investment adviser and is the sole manager of APHHGP. AIF VII Management , LLC (“AIF VII”) is the general partner of Management VII. Apollo Management, LP (“Apollo Management”) is registered as an investment adviser with the SEC and is the sole member and manager of AIF VII. Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, LP (“Management Holdings”) serves as the sole member and manager of Apollo Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP,” and, together with APHH, APHHGP, Management VII, AIF VII, Apollo Management, Apollo Management GP and Management Holdings, the “Apollo Entities”) serves as the general partner of Management Holdings. The managers and principal executive officers of Management Holdings GP are Messrs. Leon D. Black, Joshua Harris and Marc Rowan.

Each of the Apollo Entities disclaims beneficial ownership of any shares of the Company’s common stock owned of record by APHH and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by APHH, in each case except to the extent of any pecuniary interest therein.

(5)	Consists of shares of Class B Stock which may be exchanged by the holder thereof for shares of Class A Stock.
(6)

Consists of (i) 500,000 shares of Class A Stock held directly by Mr. Metropoulos, (ii) 1,000,000 shares of Class A Stock issuable upon exercise of warrants held directly by Mr. Metropoulos, (iii) 2,496,000 shares of Class B Stock held directly by Mr. Metropoulos which may be exchanged for shares of Class A Stock, (iv) 27,544,567 shares of Class B Stock held by Hostess CDM Co-Invest, of which Mr. Metropoulos may be deemed to have beneficial ownership as a result of his control thereof and which may be exchanged for shares of Class A Stock and (v) 2,326,120 shares of Class B Stock held by CDM Hostess, of which Mr. Metropoulos may be deemed to have beneficial ownership as a result of his control thereof and which may be exchanged for shares of Class A Stock.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 321 of the Proxy Statement, which is incorporated herein by reference.

On November 3, 2016, each of Messrs. C. Dean Metropoulos, Andrew Jhawar, Mark R. Stone, Laurence Bodner, Neil P. DeFeo, Jerry D. Kaminski and Craig D. Steeneck were elected by Gores Holdings, Inc.’s stockholders to serve as directors of the post-combination company effective upon consummation of the Business Combination. Messrs. Jhawar and Stone were elected to serve as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2017. Messrs. Kaminski and Steeneck were elected to serve as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2018. Messrs. Metropoulos, Bodner and DeFeo were elected to serve as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2019. The size of the Board is seven members. Biographical information for these individuals is set out in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 321 of the Proxy Statement, which is incorporated herein by reference.

The Board appointed Messrs. Bodner, Kaminski and Steeneck to serve on the Audit Committee, with Mr. Steeneck serving as its Chairman. The Board appointed Messrs. Bodner, DeFeo and Kaminski to serve on the Compensation Committee, with Mr. Bodner serving as its Chairman. The Board appointed Messrs. DeFeo, Kaminski and Steeneck to serve on the Nominating & Governance Committee, with Mr. DeFeo as its Chairman. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating & Governance Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combination – Committees of the Board of Directors” beginning on page 325 of the Proxy Statement, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, on November 4, 2016, William Toler was appointed to serve as the Company’s President and Chief Executive Officer, Thomas Peterson was appointed to serve as the Company’s Executive Vice President, Chief Financial Officer, Michael Cramer was appointed to serve as the Company’s Executive Vice President, Chief Administrative Officer, Andrew Jacobs was appointed to serve as the Company’s Senior Vice President, Chief Customer Officer, Stuart Wilcox was appointed to serve as the Company’s Senior Vice President, Chief Operating Officer, Burke Raine was appointed to serve as the Company’s Senior Vice President, Chief Marketing Officer, and Jolyn Sebree was appointed to serve as the Company’s Senior Vice President, General Counsel. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 321 of the Proxy Statement, which is incorporated herein by reference.

In connection with the Closing, on November 4, 2016, each executive officer of Gores Holdings, Inc. immediately prior to the Closing resigned from his respective position as an executive officer of the post-combination company.

Executive Compensation

The compensation for Gores Holdings, Inc.’s executive officers before the Business Combination is generally descried in the Proxy Statement in the section entitled “Information About the Company – Executive Compensation” beginning on page 254 of the Proxy Statement, which is incorporated herein by reference. The compensation of Hostess’ named executive officers before the Business Combination is set forth in the Proxy

Statement in the section entitled “Executive Compensation” beginning on page 311 of the Proxy Statement, which is incorporated herein by reference. The compensation for the Company’s executive officers after the Closing of the Business Combination is set forth in the section entitled “Management After the Business Combination – Post-Combination Company Executive Compensation” beginning on page 326 of the Proxy Statement, which is incorporated herein by reference.

In connection with the Closing, the Company entered into the Executive Chairman Arrangement with Mr. Metropoulos, which includes the Executive Chairman Employment Agreement and the Executive Chairman Director Agreement with Mr. Metropoulos. A description of the Executive Chairman Arrangement, including a description of the Executive Chairman Employment Agreement and the Executive Chairman Director Agreement, is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

On November 3, 2016, the stockholders of Gores Holdings, Inc. approved the Incentive Plan. The description of the Incentive Plan is included in Item 1.01 of this Current Report on Form 8-K and set forth in the Proxy Statement in the section entitled “Proposal No. 9 – Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code” beginning on page 233 of the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.28 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

As of the date of this Current Report on Form 8-K, the compensation arrangements for the Board have not been determined. Any such arrangement will be reviewed and approved by the Compensation Committee of the Company and will be publicly disclosed by the Company when such arrangements are approved.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 345 of the Proxy Statement, which is incorporated herein by reference.

The information set forth in the section entitled “Contribution Agreement,” “Exchange Agreement,” “Tax Receivable Agreement,” “Registration Rights Agreement” and “Executive Chairman Arrangement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company currently has four “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules: Messrs. Bodner, DeFeo, Kaminski and Steeneck.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section entitled “Information About Hostess – Legal Proceedings” on page 275 of the Proxy Statement, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” on page 350 of the Proxy Statement, which is incorporated herein by reference. As of the Closing Date, there were approximately 80 holders of record of the Company’s common stock.

In connection with the Closing, the Company’s Class A Stock and public warrants have been listed on NASDAQ under the symbols “TWNK” and “TWNKW,” respectively. Our public units automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Recent Sales of Unregistered Securities

Information about unregistered sales of Gores Holdings, Inc.’s equity securities is set forth in Part II, Item 15 of Amendment No. 2 to Gores Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-205734) filed with the SEC on August 10, 2015, in Part II, Item 2 of Gores Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016, under Item 3.02 of Gores Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on July 5, 2016, and in Part II, Item 2 of Gores Holdings, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of the Company’s Securities

A description of the Company’s common stock and the Company’s warrants is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 329 of the Proxy Statement, which is incorporated by reference herein.

The Company has authorized 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of common stock, including (A) 200,000,000 shares of Class A Stock, (B) 50,000,000 shares of Class B Stock, and (C) 10,000,000 shares of Class F Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there were 129,955,905 shares of common stock outstanding, held of record by approximately 80 holders of common stock, no shares of preferred stock outstanding and 56,500,000 warrants outstanding held of record by approximately 2 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Information About the Company – Limitation on Liability and Indemnification of Officers and Directors” on page 254 of the Proxy Statement, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference. The financial statements of Hostess Holdings included in the Proxy Statement beginning on page F-29 are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Reference is made to the disclosure set forth under Items 2.01 and 9.01 of this Current Report on Form 8-K concerning financial information of Hostess, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding Hostess’ credit facilities set forth in the Proxy Statement under the section entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Debt Recapitalization” beginning on page 302 of the Proxy Statement is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

On November 3, 2016, the Company filed a Second Amended and Restated Certificate of Incorporation (the “A&R Certificate”) of the Company with the Secretary of State of the State of Delaware. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 3 – Classification of the Board of Directors” beginning on page 194 of the Proxy Statement, “Proposal No. 4 – Approval of Amendments to Current Certificate to Authorize Additional Shares of Common Stock” beginning on page 196 of the Proxy Statement, “Proposal No. 5 – Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company” beginning on page 204 of the Proxy Statement, “Proposal No. 6 – Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of DGCL” beginning on page 206 of the Proxy Statement, and “Proposal No. 7 – Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” beginning on page 214 of the Proxy Statement, which are incorporated by reference herein.

A copy of the A&R Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, upon the Closing, pursuant to the terms of the Master Transaction Agreement, the Company amended and restated its bylaws. A copy of the Amended and Restated Bylaws of Hostess Brands, Inc. is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” above is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The disclosure set forth in the section entitled “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Directors and Executive Officers

The disclosure set forth in the sections entitled “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Gores Holdings, Inc.’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 141 of the Proxy Statement, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Present at the Special Meeting on November 3, 2016 were holders of 39,405,406 shares of the Company’s Common Stock in person or by proxy, representing 84.06% of the voting power of the shares of the common stock as of September 29, 2016, the record date for the Special Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Special Meeting; each proposal is described in more detail in the Proxy Statement and incorporated by reference in this Current Report on Form 8-K:

1. To adopt the Master Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination (such proposal the “Business Combination Proposal”);

2. To approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement entered into with Mr. Metropoulos (such proposal, the “NASDAQ Proposal”);

3. To amend the Company’s amended and restated certificate of incorporation to provide for the classification of the Board into three classes of directors with staggered terms of office and to make certain related changes (such proposal, the “Classification Proposal”);

4. To amend the Company’s amended and restated certificate of incorporation to authorize an additional 40,000,000 shares of common stock, which would consist of (i) establishing 50,000,000 shares of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 shares to 10,000,000 shares (such proposal, the “Share Issuance Proposal”);

5. To amend the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (such proposal, the “Amendment Vote Proposal”);

6. To amend the Company’s amended and restated certificate of incorporation to elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo, Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (such proposal, the “Section 203 Proposal”);

7. To amend the Company’s amended and restated certificate of incorporation to provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which the Board believes are necessary to adequately address the needs of the post-combination company (such proposal, the “Miscellaneous Proposal” and, collectively with the Classification Proposal, the Share Issuance Proposal, the Amendment Vote Proposal and the Section 203 Proposal, the “Charter Amendment Proposals”);

8. To elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

9. To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”); and

10. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Ratification Proposal”).

The voting results for each of these proposals are set forth below.

1.	Approval of the Business Combination Proposal

For	Against	Abstain
39,404,576	30	800

Based on the votes set forth above, the stockholders adopted the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination.

2.	Approval of the NASDAQ Proposal

For	Against	Abstain
39,304,560	100,030	816

Based on the votes set forth above, the stockholders approved, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement entered into with Mr. Metropoulos.

3.	Approval of the Classification Proposal

For	Against	Abstain
27,280,380	12,124,210	816

Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to provide for the classification of the Board into three classes of directors with staggered terms of office and to make certain related changes.

4.	Approval of the Share Issuance Proposal

For	Against	Abstain
38,067,657	1,432	1,336,317

Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to authorize an additional 40,000,000 shares of common stock, which would consist of (i) establishing 50,000,000 shares of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 shares to 10,000,000 shares.

5.	Approval of the Amendment Vote Proposal

For	Against	Abstain
25,009,112	14,393,967	2,317

Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws.

6.	Approval of the Section 203 Proposal

For	Against	Abstain
28,650,996	10,728,194	26,216

Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo, Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes.

7.	Approval of the Miscellaneous Proposal

For	Against	Abstain
29,781,715	9,622,875	816

Based on the votes set forth above, the stockholders ratified the amendment of the Company’s amended and restated certificate of incorporation to provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which the Board believes are necessary to adequately address the needs of the post-combination company.

8.	Approval of the Director Election Proposal

Name	Class	For	Withheld
Mr. C. Dean Metropoulos	III	38,365,254	1,040,152
Mr. Andrew Jhawar	I	38,399,785	1,005,621
Mr. Mark R. Stone	I	37,409,072	1,996,334
Mr. Laurence Bodner	III	38,445,453	959,953
Mr. Neil P. DeFeo	III	38,444,453	960,953
Mr. Jerry D. Kaminski	II	38,445,453	959,953
Mr. Craig D. Steeneck	II	38,445,453	959,953

Based on the votes set forth above, each director nominee was duly elected, each Class I director to serve until the post-combination company’s annual meeting of stockholders in 2017, each Class II director to serve until the post-combination company’s annual meeting of stockholders in 2018 and each Class III director to serve until the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

9.	Approval of the Incentive Plan Proposal

For	Against	Abstain
39,055,397	349,191	818

Based on the votes set forth above, the stockholders approved the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

10.	Approval of the Ratification Proposal

For	Against	Abstain
39,359,822	44,668	916

Based on the votes set forth above, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

No shares of the Company’s common stock were presented for redemption in connection with the Business Combination.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Hostess and its subsidiaries at December 31, 2015 and 2014, and for the years ended December 31, 2015 and December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, included in the Proxy Statement beginning on page F-51 are incorporated herein by reference.

The unaudited consolidated financial statements of Hostess and its subsidiaries at September 30, 2016 and December 31, 2015, and for the nine months ended September 30, 2016 and September 30, 2015 are attached as Exhibit 99.1 this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 assumes that the Business Combination was completed on September 30, 2016.

The unaudited pro forma condensed combined financial information is attached to this Current Report on Form 8-K as Exhibit 99.2.

(c) Exhibits

Exhibit No.	Description

Exhibit 2.1*

Master Transaction Agreement, dated as of July 5, 2016, by and among Gores Holdings, Inc., Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, and AP Hostess Holdings, L.P., in its capacity as the Sellers’ Representative. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37540) filed with the SEC on July 5, 2016).

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Hostess Brands, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Hostess Brands, Inc.

Exhibit 4.1	Specimen Class A Common Stock Certificate.

Exhibit 4.2	Specimen Warrant Certificate.

Exhibit 4.3

Warrant Agreement, dated August 13, 2015, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.1	Promissory Note, dated June 10, 2015, issued to Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 to the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.2	Promissory Note, dated August 6, 2015, issued to Gores Sponsor LLC (incorporated by reference to Exhibit 10.9 filed with Amendment No. 2 to the Form S-1 filed by the Registrant on August 10, 2015).

Exhibit 10.3

Investment Management Trust Agreement, dated August 13, 2015, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.4

Registration Rights Agreement, dated August 13, 2015, among the Company, Gores Sponsor LLC and certain other security holders named therein (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.5

Sponsor Warrants Purchase Agreement effective as of June 12, 2015, between the Registrant and Gores Sponsor LLC (incorporated by reference to Exhibit 10.6 filed with the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.6

Amended and Restated Sponsor Warrants Purchase Agreement, dated August 13, 2015, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.7

Contribution Agreement, dated August 13, 2015, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.8

Administrative Services Agreement, dated August 13, 2015, between the Company and The Gores Group, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.9

Letter Agreement, dated August 13, 2015, among the Company, its officers and directors, The Gores Group, LLC and Gores Sponsor LLC (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.10	Form of Indemnification Agreement.

Exhibit 10.11

Securities Subscription Agreement, dated June 12, 2015, between the Registrant and Gores Sponsor LLC (incorporated by reference to Exhibit 10.5 filed with the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.12	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.13

Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.14

Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Canyon Capital Advisors LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.15	Tax Receivable Agreement, dated November 4, 2016, by and among Gores Holdings, Inc., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, AP Hostess Holdings, L.P., and C. Dean Metropoulos.

Exhibit 10.16

Promissory Note, dated July 27, 2016, issued by Gores Holdings, Inc. to Gores Sponsor LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2016).

Exhibit 10.17

Letter Agreement, dated August 10, 2016, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

Exhibit 10.18

Amended and Restated Insider Letter Agreement, dated August 12, 2016, among the Company, its officers and directors, The Gores Group, LLC and Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

Exhibit 10.19

Exchange Agreement, dated as of November 4, 2016, by and among Gores Holdings, Inc., Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos, and such other holders of Class B Units from time to time party thereto.

Exhibit 10.20	Contribution and Purchase Agreement, dated as of November 4, 2016, by and among Gores Holdings, Inc., Hostess CDM Co-Invest, LLC and CDM Hostess Class C, LLC.

Exhibit 10.21

Amended and Restated Registration Rights and Lock-Up Agreement, dated as of November 4, 2016, by and among Hostess Brands, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos, Gores Sponsor LLC, Randy Bort, William Patton and Jeffrey Rea.

Exhibit 10.22	Executive Chairman Employment Agreement, dated as of July 28, 2016, by and among Hostess Brands, LLC, C. Dean Metropoulos, Hostess Holdings, L.P., and Gores Holdings, Inc.

Exhibit 10.23	Executive Chairman Agreement, dated as of July 28, 2016, by and between Gores Holdings, Inc. and C. Dean Metropoulos.

Exhibit 10.24

First Lien Credit Agreement, dated as of August 3, 2015, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto.

Exhibit 10.25

Second Lien Credit Agreement, dated as of August 3, 2015, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto.

Exhibit 10.26	Letter Agreement, dated as of July 22, 2014, by and between Hostess Brands, LLC and William Toler.

Exhibit 10.27	Letter Agreement, dated as of March 1, 2016, by and between Hostess Brands, LLC and Tom Peterson.

Exhibit 10.28	Hostess Brands, Inc. 2016 Equity Incentive Plan

Exhibit 21.1	Subsidiaries of the registrant

Exhibit 99.1	Quarterly Report of Hostess Holdings, L.P. for the quarter ended September 30, 2016

Exhibit 99.2

Unaudited Condensed Consolidated Pro Forma Financial Statements of Hostess Brands, Inc. and its subsidiaries at September 30, 2016 and December 31, 2015, and for the nine months ended September 30, 2016

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 8, 2016	Hostess Brands, Inc.

		By:	/s/ Thomas Peterson
		Name:	Thomas Peterson
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*

Master Transaction Agreement, dated as of July 5, 2016, by and among Gores Holdings, Inc., Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, and AP Hostess Holdings, L.P., in its capacity as the Sellers’ Representative. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37540) filed with the SEC on July 5, 2016).

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Hostess Brands, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Hostess Brands, Inc.

Exhibit 4.1	Specimen Class A Common Stock Certificate.

Exhibit 4.2	Specimen Warrant Certificate.

Exhibit 4.3

Warrant Agreement, dated August 13, 2015, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.1	Promissory Note, dated June 10, 2015, issued to Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 to the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.2	Promissory Note, dated August 6, 2015, issued to Gores Sponsor LLC (incorporated by reference to Exhibit 10.9 filed with Amendment No. 2 to the Form S-1 filed by the Registrant on August 10, 2015).

Exhibit 10.3

Investment Management Trust Agreement, dated August 13, 2015, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.4

Registration Rights Agreement, dated August 13, 2015, among the Company, Gores Sponsor LLC and certain other security holders named therein (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.5

Sponsor Warrants Purchase Agreement effective as of June 12, 2015, between the Registrant and Gores Sponsor LLC (incorporated by reference to Exhibit 10.6 filed with the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.6

Amended and Restated Sponsor Warrants Purchase Agreement, dated August 13, 2015, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.7

Contribution Agreement, dated August 13, 2015, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.8

Administrative Services Agreement, dated August 13, 2015, between the Company and The Gores Group, LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.9

Letter Agreement, dated August 13, 2015, among the Company, its officers and directors, The Gores Group, LLC and Gores Sponsor LLC (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015).

Exhibit 10.10	Form of Indemnification Agreement.

Exhibit 10.11

Securities Subscription Agreement, dated June 12, 2015, between the Registrant and Gores Sponsor LLC (incorporated by reference to Exhibit 10.5 filed with the Form S-1 filed with the SEC on July 17, 2015).

Exhibit 10.12	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.13

Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.14

Subscription Agreement, dated July 5, 2016 by and between Gores Holdings, Inc. and Canyon Capital Advisors LLC (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2016).

Exhibit 10.15	Tax Receivable Agreement, dated November 4, 2016, by and among Gores Holdings, Inc., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, AP Hostess Holdings, L.P., and C. Dean Metropoulos.

Exhibit 10.16

Promissory Note, dated July 27, 2016, issued by Gores Holdings, Inc. to Gores Sponsor LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2016).

Exhibit 10.17

Letter Agreement, dated August 10, 2016, between the Company and Gores Sponsor LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

Exhibit 10.18

Amended and Restated Insider Letter Agreement, dated August 12, 2016, among the Company, its officers and directors, The Gores Group, LLC and Gores Sponsor LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2016).

Exhibit 10.19

Exchange Agreement, dated as of November 4, 2016, by and among Gores Holdings, Inc., Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos, and such other holders of Class B Units from time to time party thereto.

Exhibit 10.20	Contribution and Purchase Agreement, dated as of November 4, 2016, by and among Gores Holdings, Inc., Hostess CDM Co-Invest, LLC and CDM Hostess Class C, LLC.

Exhibit 10.21

Amended and Restated Registration Rights and Lock-Up Agreement, dated as of [•], 2016, by and among Hostess Brands, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos, Gores Sponsor LLC, Randy Bort, William Patton and Jeffrey Rea.

Exhibit 10.22	Executive Chairman Employment Agreement, dated as of July 28, 2016, by and among Hostess Brands, LLC, C. Dean Metropoulos, Hostess Holdings, L.P., and Gores Holdings, Inc.

Exhibit 10.23	Executive Chairman Agreement, dated as of July 28, 2016, by and between Gores Holdings, Inc. and C. Dean Metropoulos.

Exhibit 10.24

First Lien Credit Agreement, dated as of August 3, 2015, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto.

Exhibit 10.25

Second Lien Credit Agreement, dated as of August 3, 2015, among HB Holdings, LLC, Hostess Brands, LLC, the Lenders Party thereto and Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other parties thereto.

Exhibit 10.26	Letter Agreement, dated as of July 22, 2014, by and between Hostess Brands, LLC and William Toler.

Exhibit 10.27	Letter Agreement, dated as of March 1, 2016, by and between Hostess Brands, LLC and Tom Peterson.

Exhibit 10.28	Hostess Brands, Inc. 2016 Equity Incentive Plan

Exhibit 21.1	Subsidiaries of the registrant

Exhibit 99.1	Quarterly Report of Hostess Holdings, L.P. for the quarter ended September 30, 2016

Exhibit 99.2

Unaudited condensed consolidated pro forma financial statements of Hostess Brands, Inc. and its subsidiaries at September 30, 2016 and December 31, 2015, and for the nine months ended September 30, 2016

*

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.